UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2024
JAMF HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)
(612) 605-6625
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer – David Rudow

On September 23, 2024, Jamf Holding Corp. (“Jamf” or the “Company”) announced the appointment of David Rudow as Chief Financial Officer of the Company. Mr. Rudow will begin employment with the Company on October 28, 2024 and will succeed Mr. Goodkind as the Company’s new Chief Financial Officer, effective November 28, 2024.

David Rudow, 55, most recently served as Chief Financial Officer of Cover Genius since August 2023. Prior to that, Mr. Rudow served as Chief Financial Officer of Unite Us from January 2023 to August 2023, Chief Financial Officer at nCino from October 2019 to January 2023, and Senior Vice President, Finance at CentralSquare Technologies from January 2018 to October 2019. Earlier in his career and over an 18-year period, Mr. Rudow held several senior level positions at various investment banking and financial services firms, including Piper Jaffray, J.P. Morgan, and Thrivent Asset Management. He is also a Certified Public Accountant and worked at global accounting and consulting firms KPMG and PricewaterhouseCoopers. Mr. Rudow holds a Master of Business Administration in Finance and Accounting from the University of Chicago, Booth School of Business and a Bachelor of Science in Business Administration and Accounting from the University of Illinois, Chicago.

In connection therewith, on September 23, 2024, Jamf entered into an “at will” letter agreement with Mr. Rudow.

Pursuant to the letter agreement, Mr. Rudow will (1) receive an annual base salary of $450,000 (subject to standard review and adjustment by the Compensation & Nominating Committee of Jamf’s Board of Directors), (2) be eligible to receive an annual cash bonus targeted at 70% of Mr. Rudow’s base salary, (3) receive a one-time restricted stock unit (“RSU”) award with an aggregate grant date value of $6,000,000 and a grant date coinciding with the Company’s first regular grant cycle following Mr. Rudow’s start date, and (4) be eligible to participate in health and welfare benefit programs offered to other Company employees generally. Mr. Rudow’s RSU grant will be subject to the terms of the Company’s Omnibus Incentive Plan (which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and is incorporated herein by reference) and standard RSU grant agreement (which was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and is incorporated herein by reference), and will vest over four years.

In addition, under the letter agreement, upon a termination of Mr. Rudow’s employment by the Company without Cause or by Mr. Rudow for Good Reason (as those terms are defined in the letter agreement) (each, a “Qualifying Termination”) and subject to Mr. Rudow’s execution of a separation and release agreement, the Company will be obligated to pay to Mr. Rudow, in addition to any Accrued Amounts (as defined below): (A) a cash severance payment for the applicable severance period; (B) amounts due for COBRA continuation coverage for the applicable severance period; and (C) a prorated bonus for the calendar year that includes the termination date based on deemed achievement of the performance criteria at target levels; provided, that in the event a Qualifying Termination occurs during a Change of Control Period (as discussed further below), 100% of Mr. Rudow’s then outstanding unvested equity awards that vest based on continued employment or service will accelerate and vest as of the termination date. “Accrued Amounts” include: (i) any unpaid base salary through the termination date; (ii) any bonus earned but unpaid with respect to the calendar year ending on or preceding the termination date; (iii) any accrued but unused vacation, payable in accordance with the Company’s vacation policy as in effect on the termination date; and (iv) reimbursement for any unreimbursed business expenses incurred through the termination date. The Change of Control Period means the one-year period immediately following a Change of Control and the three-month period immediately preceding a Change of Control. Change of Control has the meaning set forth in the Company’s 2020 Omnibus Incentive Plan. The applicable severance period for a Qualifying Termination without Change in Control is six months and the applicable severance period for Qualifying Termination with Change in Control is twelve months.

In addition, Mr. Rudow is subject to Jamf’s standard confidentiality, invention assignment, non-solicit, non-compete, and arbitration agreement.

The above summary of Mr. Rudow’s letter agreement does not purport to be complete and is qualified in its entirety by the letter agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

There are no arrangements or understandings between Mr. Rudow and any other persons pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Rudow and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Current Chief Financial Officer Transition Agreement – Ian Goodkind

On September 23, 2024, the Company entered into a transition and separation agreement with Mr. Goodkind (the “CFO Transition Agreement”). Pursuant to the CFO Transition Agreement, among other things:

•Mr. Goodkind will continue to serve as Chief Financial Officer through November 27, 2024.
•Mr. Goodkind will be eligible to receive his annual bonus payment for the 2024 fiscal year, which bonus payment shall be pro-rated up to the separation date and be payable in a lump sum pursuant to the Company’s general bonus payment policies for executive-level employees.
•Mr. Goodkind will receive a cash severance payment equal to six month’s base salary.
•Subject to providing cooperation services to ensure a smooth transition and provide ongoing support, (i) Mr. Goodkind will continue to vest in his outstanding RSU awards through June 15, 2025 and (ii) within 30 days following June 15, 2025, Mr. Goodkind will receive a lump sum cash payment of $90,000.
•Mr. Goodkind reaffirmed his commitment to the restrictive covenants under his existing employment letter agreement, dated (which was filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and is incorporated herein by reference).
•
Except as set forth in the CFO Transition Agreement, Mr. Goodkind’s employment through his separation date will remain subject to the terms and conditions set forth in his existing employment letter agreement.

The above summary of the CFO Transition Agreement with Mr. Goodkind does not purport to be complete and is qualified in its entirety by the full text of the CFO Transition Agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 23, 2024, the Company issued a press release announcing the foregoing CFO transition and reaffirmed third quarter and full year 2024 financial guidance provided by the Company in a previous press release dated August 7, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Letter with David Rudow, dated September 23, 2024
10.2	Transition and Separation Agreement with Ian Goodkind, dated September 23, 2024
99.1	Press Release dated September 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.
Date: September 23, 2024	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer